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BDO        BDO Dunwoody LLP           102 - 100 Front Street
           Chartered Accountants      Penticton British Columbia Canada
           and Consultants            V2A 1H1
                                      Telephone: (250) 492-6020
                                      Telefax: (250) 492-8110
                                      www.bc.bdo.ca



               CONSENT OF CHARTERED ACCOUNTANTS




First Cypress Technologies, Inc.
910 - 510 Burrard Street
Vancouver, B.C.
V6C 3A8


We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated January 21, 2000, relating to the financial statements of First Cypress Technologies, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Interests of Named Experts and Counsel" in the Prospectus.


/s/ BDO DUNWOODY LLP

Chartered Accountants

Penticton, British Columbia
September 15, 2000


  BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario